UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	August 2, 2006

TERABEAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment and Stock Option Agreements with Brian J. Sereda

On August 2, 2006, Brian J. Sereda signed a letter employment agreement with Terabeam, Inc. for Mr. Sereda to be Terabeam’s Chief Financial Officer and Treasurer effective immediately. He will also serve in similar positions for Proxim Wireless Corporation and selected other subsidiaries of Terabeam. The employment agreement establishes an at-will employment relationship.

Mr. Sereda will initially report to Robert Fitzgerald, Terabeam’s Chief Executive Officer. His principal office location will be at Terabeam’s headquarters in San Jose, California, but he may be expected to travel from time to time. Mr. Sereda’s annual base salary is set at $200,000 subject to future adjustment. Mr. Sereda is eligible to receive an annual bonus with a target annual bonus of $50,000. Mr. Sereda is also entitled to participate in Terabeam’s normal benefit programs. Mr. Sereda has signed our standard employee agreement for confidential and proprietary information, intellectual property, non-competition, and non-solicitation.

The letter employment agreement contemplates Mr. Sereda being granted an option to purchase 25,000 shares of Terabeam’s common stock with an exercise price equal to the fair market value of Terabeam’s stock on the date of grant. The options were granted by Terabeam on August 2, 2006 with an exercise price of $1.98 per share, the fair market value of Terabeam’s common stock on that date. The options were granted pursuant to Terabeam’s standard incentive stock option agreement for executive officers. The options vest over three years with 34% of the grant vesting on the first annual anniversary of the date of grant and thereafter as to 8 ¼% on the first day of each January, April, July, and October until the option has vested in full. The option agreement provides that, upon a change of control, 50% of all unvested stock options will automatically vest. The options have a five year term.

The foregoing description of the letter employment agreement and stock option agreement with Mr. Sereda does not purport to be complete and is qualified in its entirety by the terms and conditions of that letter employment agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and of the stock option agreement, a form of which is filed as Exhibit 10.2 to this Form 8-K, and each of which is incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described in Item 1.01 above, effective August 2, 2006, Brian J. Sereda, 45, became Terabeam’s Chief Financial Officer and Treasurer. In those roles, he will serve as Terabeam’s principal financial officer and principal accounting officer. The terms of his employment agreement are described above under Item 1.01. There is no family relationship between Mr. Sereda and any of Terabeam’s directors or other executive officers.

Mr. Sereda had been Acting Chief Financial Officer and Acting Treasurer for the company since June 2006 and was Vice President of Finance and Corporate Controller of the company since May 2006. From February 2005 to April 2006, he was Vice President of Finance, Corporate Controller for Portal Software, a leading worldwide provider of billing and revenue management solutions for the global communications and media markets. From April 2002 to October 2004, he was Vice President of Finance, Corporate Controller for Credence Systems Corp., a leading semiconductor test equipment manufacturer. From April 2001 to April 2002, he was Director of Finance and Corporate Treasurer of Handspring Inc., a former leader in handheld computing that was acquired by Palm Inc.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERABEAM, INC.

Dated: August 4, 2006	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

10.1	Letter Employment Agreement between the Registrant and Brian J. Sereda dated August 2, 2006.

10.2	Form of Incentive Stock Option Agreement for Executive Officers.

3